040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130815127-80
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/13/2013 12:06 PM Entity Number E0599172013-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

1. Name of Corporation: LIVE FIT CORP

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CORP 95, LLC (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address ___ City ___ Nevada Zip Code ___

Mailing Address (if different from street address) ___ City ___ Nevada Zip Code ___

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 150,000,000 Par value per share: $ .001 Number of shares without par value: ___

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) PAWEL PIESIECKI (Name)
Elblaska 45/57 (Street Address) Warsaw (City) Po (State) 01-747 (Zip Code)

2) ___ (Name)
Street Address ___ City ___ State ___ Zip Code ___

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

David DeLoach (Name) X [signature] Incorporator Signature

2620 Regatta Dr., Ste 102 (Address) Las Vegas (City) NV (State) 89128 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 12/13/2013 (Date)

This form must be accompanied by appropriate fees.

ADDENDUM TO LIVE FIT CORP ARTICLES OF INCORPORATION

The corporation is authorized to issue 130,000,000 common shares @$.001 per share and 20,000 preferred shares @$.001 per share.